EXHIBIT 4.01


                   SEVENTH AMENDMENT AGREEMENT

          SEVENTH AMENDMENT AGREEMENT dated as of November 17, 1995, among JBI, INC., a Massachusetts corporation (the "Borrower"); J. BAKER, INC., a Massachusetts corporation ("Baker"); each of the banks that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and SHAWMUT BANK, N.A., a national banking association, as agent for the BANKS (in such capacity, together with its successors in such capacity, the "Agent").

          The Borrower, Baker, the Banks and the Agent are parties to a Revolving Credit and Loan Agreement dated as of February 1, 1993 (as amended by the First Amendment and Waiver Agreement relating thereto dated as of November 19, 1993, by the Second Amendment Agreement relating thereto dated as of April 29, 1994, by the Third Amendment Agreement relating thereto dated as of December 1, 1994, by the Fourth Amendment Agreement relating thereto dated as of March 6, 1995, by the Fifth Amendment Agreement relating thereto dated as of May 19, 1995 and by the Sixth Amendment Agreement relating thereto dated as of September 12, 1995, and as in effect on the date hereof, the "Credit Agreement").

          The Borrower and Baker have requested that Banks and the Agent agree to amend the Credit Agreement and, accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2.  Amendments to the Credit Agreement.
Effective on the Effective Date (as defined in Section 4 hereof), the Credit Agreement shall be amended as follows:

          A. Article I of the Credit Agreement shall be amended by adding thereto the new definitions set forth below (and inserting the same in the appropriate alphabetical locations):

          "CANTON MORTGAGE" shall mean any mortgage, deed of trust, deed to secure debt of the Borrower of not less than $10,000,000, or other similar form of instrument required under applicable law, in form and substance satisfactory to the MAJORITY BANKS, with respect to the Borrower's distribution center located in Canton, Massachusetts (and property directly related thereto).

          "COLUMBUS MORTGAGE" shall mean any mortgage, deed of trust, deed to secure debt of the Borrower of not less than $6,000,000, or other similar form of instrument required under applicable law, in form and substance satisfactory to the MAJORITY BANKS, with respect to the Borrower's distribution center located in Columbus, Ohio (and property directly related thereto).

          "FAYVA RESTRUCTURING CHARGE" shall mean the restructuring charge incurred by the Borrower in connection with the liquidation of MORSE'S Fayva division.

          B. Article II of the Credit Agreement shall be amended by inserting the following at the end thereof:

          "2.30 Upon execution and delivery of the CANTON MORTGAGE or the COLUMBUS MORTGAGE, as the case may be, the Borrower shall prepay the LOANS and the AGGREGATE COMMITMENT AMOUNT shall, simultaneously with such prepayment, automatically be reduced, in an amount equal to the principal of the indebtedness secured by the CANTON MORTGAGE or the COLUMBUS MORTGAGE, as the case may be (each such prepayment to be applied first to the PRIME RATE ADVANCES then outstanding and then to the LIBO RATE ADVANCES then outstanding, amounts so paid in respect to the LIBO ADVANCES to be held by the AGENT in an account (which shall be deemed to constitute part of the COLLATERAL (as defined in the SECURITY AGREEMENT)) until the end of the then current INTEREST PERIOD in respect thereof and applied to such prepayment on the last day of such INTEREST PERIOD, amounts in such account to be invested by the AGENT in such money market instruments as the AGENT may determine, upon terms and conditions acceptable to the AGENT, and interest thereon to accrue to the benefit of the BORROWER and to be paid to the BORROWER on the last day of such INTEREST PERIOD).

          2.31 On the date 90 days after the end of the FISCAL YEAR ending February 1, 1997, the AGGREGATE COMMITMENT AMOUNT shall be reduced, in an amount equal to 50% of the excess of the net income for such FISCAL YEAR over $8,915,000, such reduction to be rounded upwards to the nearest $100,000.

          C. Article IX of the Credit Agreement shall be amended by inserting the following at the end thereof:

          "9.15 Use their best efforts to obtain, not later than May 1, 1996, a written binding commitment from a lender or group of lenders to lend the Borrower an aggregate principal amount of not less than $10,000,000 to be secured solely by the CANTON MORTGAGE; provided that if a written binding commitment shall not have been obtained by said date, BORROWER and BAKER shall use their best efforts to obtain a written binding commitment within 90 days of said date.

          9.16 Use their best efforts to obtain, the mortgage financing contemplated by Section 9.15 not later than August
     1, 1996.

          9.17 Use their best efforts to obtain, not later than August 1, 1996, a written binding commitment from a lender or group of lenders to lend the Borrower an aggregate principal amount of not less than $6,000,000 to be secured solely by the COLUMBUS MORTGAGE; provided that if a written binding commitment shall not have been obtained by said date, BORROWER and BAKER shall use their best efforts to obtain a written binding commitment within 90 days of said date.

          9.18 Use their best efforts to obtain, the mortgage financing contemplated by Section 9.17 not later than November 1, 1996.

          9.19 Promptly provide to the AGENT copies of all pertinent documentation relating to the transactions referred to in Sections 9.15, 9.16, 9.17 and 9.18 hereof."

          D. Section 10.01.1 of the Credit Agreement shall be amended by changing "$175,000,000" in clause (i) thereof to read
"$182,500,000" and by changing "January 31, 1993" in clause (ii) to read October 30, 1995."

          E. Section 10.01.4 of the Credit Agreement shall be amended in its entirety to read as follows:

          "(a) Permit LEVERAGE at any time to exceed, during each period specified below, the percentage set forth opposite the reference to such period (subject to clause (b) below):

          Period                   Maximum Leverage

          From the first day of
           the fiscal quarter
           beginning on or about
           August 1, 1995 to and
           including the last
           day of the FISCAL
           YEAR ending on or
           about January 31, 1997       170%

          At all times thereafter       160%

          (b) Permit LEVERAGE to exceed, on each date specified below, the percentage set forth opposite the reference to such date:

          Date                     Maximum Leverage

          February 3, 1996              140%

          February 1, 1997              120%

          F. Section 10.01.5(a) of the Credit Agreement shall be amended by inserting the following at the end thereof:

          "For purposes of this Section 10.01.5(a) "profit before any accrual of income tax liability" shall be computed without deduction for the FAYVA RESTRUCTURING CHARGE."

          G. Section 10.01.5(c) of the Credit Agreement shall be amended in its entirety to read as follows:

          "The applicable percentages to be used in
Section 10.01.5(a) shall be as follows for each of the following respective periods:

          Period                        Minimum Percentage

     From the first day of the
     fiscal quarter beginning on
     or about August 1, 1995 to and
     including the last day
     of the FISCAL YEAR ending on
     or about January 31, 1997               105%

     At all times thereafter                 115%


          H.  The first sentence of Section 10.01.6 of the Credit
Agreement shall be amended in its entirety to read as follows:

          "In any single FISCAL YEAR, make expenditures for the purchase, in the ordinary course of business, of fixed assets, which expenditures, including without limitation CAPITALIZED LEASE OBLIGATIONS, net capitalized systems development costs, and the cost of any other intangible asset in the aggregate exceed the sum of (i) $35,000,000 for the FISCAL YEAR ending in January, 1996, and (ii) $20,000,000 for each FISCAL YEAR thereafter."

          I. Section 10.01.10(a) of the Credit Agreement shall be amended by inserting the following at the end thereof:

          "For purposes of this Section 10.01.10(a) "operating net income" shall be computed without deduction for the FAYVA RESTRUCTURING CHARGE."

          J. Section 10.01.10(b) of the Credit Agreement shall be amended to read in its entirety as follows:

          "The applicable percentage to be used in
     Section 10.01.10(a) shall be as follows for each of the following respective periods:

          Period                   Minimum Percentage


     From the first day of the
      fiscal quarter beginning
      on or about August 1, 1995
      to and including the
      last day of the FISCAL
      YEAR ending on or about
      February 3, 1996                       175%


     From the first day of the
      FISCAL YEAR beginning
      on or about February 4,
      1996 to and including the
      last day of the FISCAL
      YEAR ending on or about
      February 1, 1997                       180%

     At all times thereafter                 185%

          K. Section 10.03 of the Credit Agreement shall be amended by (1) deleting "and" at the end of clause (i) thereof,
(2) replacing the period at the end of clause (j) thereof with ";" and (3) inserting new clause (k) and (l) to read in their entirety as follows:

          "(k) INDEBTEDNESS secured by the CANTON MORTGAGE, provided that the proceeds thereof are used as provided in
     Section 2.30 hereof; and

           (l) INDEBTEDNESS secured by the COLUMBUS MORTGAGE, provided that the proceeds thereof are used as provided in
     Section 2.30 hereof."

          L. Section 10.04 of the Credit Agreement shall be amended by (1) deleting "and" at the end of clause (g) thereof,
(2) replacing the period at the end of clause (h) thereof with "; and" and (3) inserting new clause (i) to read in its entirety as follows:

          "(i) LIENS arising pursuant to the CANTON MORTGAGE or the COLUMBUS MORTGAGE."

          M. Article 10 of the Credit Agreement shall be amended by inserting the following at the end thereof:

          "10.17 Permit the FAYVA RESTRUCTURING CHARGE to be greater than $45,000,000 on an after tax basis."

          N.  Section 10.01.7 shall be deleted in its entirety.

          Section 3. Representations and Warranties. Each of the Borrower and Baker hereby represents and warrants to the Banks and the Agent as of the Effective Date that, after giving effect to the amendments set forth herein and to the other transactions contemplated hereby, (a) no Default has occurred and is continuing, (b) the representations and warranties set forth in Article VIII of the Credit Agreement are true and complete as if made on and as of the Effective Date and as if each reference in said Article VIII to "this Agreement" included reference to this Agreement (provided that the representation and warranty set forth herein shall not be deemed to be inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section 8.04 or 8.05 of the Credit Agreement), N, O, P, Q and R to the Credit Agreement to remain true), (c) the amendments contemplated by Section 2 hereof do not require any consent under any agreement, instrument or other document (including, without limitation, the Convertible Subordinated Notes, the Senior Subordinated Notes and the Subordinated Convertible Debentures) including, without limitation, any consent necessary to cause the Loans and the Revolving Notes to be Obligations to which the Subordinated Indebtedness shall be subordinated under the subordination agreement(s) referred to in Section 1.110 of the Credit Agreement. The foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement.

          Section 4. Conditions Precedent. The Effective Date shall be the date as of which the Agent notifies the Borrower, Baker and the Banks in writing that it has received the following documents, each of which shall be in form and substance satisfactory to the Agent:

          (a) counterparts of this Agreement duly executed and delivered by each of the parties hereto;

          (b) certified copies of the charter and by-laws (or equivalent documents) of each Obligor (or, in the alternative, a certification to the effect that none of such documents has been modified since delivery thereof on the Closing Date pursuant to the Credit Agreement, and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency (with specimen signature) of officers for each Obligor) with respect to the execution, delivery and performance of (i) in the case of the Borrower and Baker, this Agreement and the Credit Agreement as amended hereby and (ii) in the case of each other Obligor this Agreement, and each other document to be delivered by each Obligor from time to time in connection with the Credit Agreement as amended hereby (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from each Obligor to the contrary);

          (c) an opinion, dated the date hereof, of Goodwin, Procter & Hoar, counsel to the Obligors, substantially in the form of Exhibit A hereto and covering such matters relating hereto as the Agent may require (and each Obligor hereby instructs such counsel to deliver such opinion to the Banks and the Agent); and

          (d) such other documents relating to the transactions contemplated by this Agreement as the Agent or any Bank or special counsel to the Agent may reasonably request.

          Section 5. References. All references in the Credit Agreement and in each Operative Document and Financing Agreement (including references to the Credit Agreement as amended hereby) to the "Credit Agreement" (and indirect references thereto such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          Section 6. Miscellaneous. Except as expressly herein provided, the Credit Agreement and all other Operative Documents and Financing Agreements shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              JBI, INC.

                              By /s/ Alan I. Weinstein
                                 -------------------------
                                 Name:   Alan I. Weinstein
                                 Title:  Senior Executive
                                         Vice President

                              J. BAKER, INC.

                              By /s/ Alan I. Weinstein
                                 -------------------------
                                 Name:   Alan I. Weinstein
                                 Title:  Senior Executive
                                         Vice President


                              SHAWMUT BANK, N.A.

                              By /s/ Roger A. Stone
                                 -------------------------
                                 Name:   Roger A. Stone
                                 Title:  Director

                              THE FIRST NATIONAL BANK OF BOSTON

                              By /s/ Mitchell B. Feldman
                               -------------------------
                                 Name:   Mitchell B. Feldman
                                 Title:  Managing Director

                              FLEET BANK OF MASSACHUSETTS, N.A.

                              By /s/ Fritz Ferbert
                                 -------------------------
                                 Name:   Fritz Ferbert
                                 Title:  Executive Vice President

                              NATWEST BANK N.A. (formerly
                                 "National Westminster Bank USA")

                              By
                                 -------------------------
                                 Name:
                                 Title:

                              BANK HAPOALIM B.M.

                              By /s/ Martin B. Goodstine
                                 -------------------------
                                 Name:   Martin B. Goodstine
                                 Title:  Vice President

                              By /s/ Paul Bresler
                                 -------------------------
                                 Name:   Paul Bresler
                                 Title:  Vice President

                              NATIONAL CITY BANK, COLUMBUS

                              By /s/ Ralph A. Kaparos
                                 -------------------------
                                 Name:   Ralph A. Kaparos
                                 Title:  Senior Vice President

                              STANDARD CHARTERED BANK

                              By /s/ Kristina McDavid
                                 -------------------------
                                 Name:   Kristina McDavid
                                 Title:  Vice President

                              By /s/ Leonardo Tee
                                 -------------------------
                                 Name:   Leonardo Tee
                                 Title:  Vice President

                              CITIZENS BANK OF MASSACHUSETTS

                              By
                                 -------------------------
                                 Name:
                                 Title:

                              THE YASUDA TRUST AND BANKING
                                COMPANY, LTD.

                              By /s/ Rohn Laudenschlager
                                 -------------------------
                                 Name:   Rohn Laudenschlager
                                 Title:  Senior Vice President


                              SHAWMUT BANK, N.A.,
                                as Agent

                              By /s/ Roger A. Stone
                                 -------------------------
                                 Name:   Roger A. Stone
                                 Title:  Director








We hereby acknowledge, consent
and agree to the terms of the
foregoing Seventh Amendment
Agreement and confirm that
our obligations under the
Guarantee and the Pledge
Agreement shall remain
unchanged and in full
force and effect.

Dated:  November 17, 1995

SPENCER COMPANIES, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

SPENCER NO. 301 CORP.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

JBI HOLDING CO., INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  President

THE CASUAL MALE, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

TCMB&T, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

WGS CORP.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

TCM HOLDING COMPANY, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  President

MORSE SHOE, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

BUCKMIN, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

ELM EQUIPMENT CORP.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

JARED CORPORATION


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President


MORSE SHOE (CANADA) LTD.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

MORSE SHOE INTERNATIONAL, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

ISAB, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President

WHITE CAP FOOTWEAR, INC.


By /s/ Alan I. Weinstein
---------------------------
   Name:   Alan I. Weinstein
   Title:  Senior Executive Vice President